EXHIBIT 8.1
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                                 ANTENNA TV S.A.

                                  SUBSIDIARIES

1.       Nova Televizia S.A. (Bulgaria)
2.       Radio Express S.A. (Bulgaria)
3.       Part Time Simvouleftiki S.A. (Greece)
4.       Radiotileoptikes Epihirisis S.A. (Antenna Radio) (Greece)
5.       Antenna Spoudastiki EPE (Greece)
6.       Pacific Broadcast Distribution Ltd. (Liberia)
7.       Audiotex S.A. (Greece)
8.       Daphne Communications S.A. (Greece)
9.       Blues Hall EPE (Ltd) (Greece),
10.      Antenna Internet S.A. (Greece)
11.      Heaven Music S.A (Greece)
12.      Antenna Pay TV Limited (Cyprus)
13.      Antenna Gold Limited (Cyprus)